Exhibit 10.2

AMENDMENT NO. 3 TO THE

CLOUD PEAK ENERGY INC.

2009 LONG TERM INCENTIVE PLAN

THIS AMENDMENT NO. 3 (the “Amendment”), dated as of May 18, 2011, to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (the “Plan”), as approved by the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (the “Company”), is hereby adopted by the Company.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan;

WHEREAS, subject to certain limitations, Section 15.1 of the Plan gives the Board the authority to amend the Plan;

WHEREAS, the Board, based upon the recommendation of the Compensation Committee of the Board, has determined that it is in the best interests of the Company and its subsidiaries to amend the Plan to delete obsolete references to Rio Tinto plc, including within the definition of “Change in Control” contained in the Plan; and

WHEREAS, the Company desires to make the amendments to the Plan described above.

NOW, THEREFORE, the Plan shall be amended as follows:

1.             Effective as of the date hereof, the definition of “Change in Control” in Section 2.7 is amended in its entirety to read as follows:

““Change in Control” means the occurrence of any of the following:

(a) An acquisition (other than directly from the Company) of any common stock, par value $0.01 per share, of the Company (“Common Stock”) or other voting securities of the Company by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d–3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (i) the then outstanding Common Stock or (ii) the combined voting power of the Company’s then outstanding voting securities entitled to vote for the election of directors (the “Voting Securities”); provided, however, that, in determining whether a Change in Control has occurred, Common Stock or Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or Cloud Peak Energy Resources LLC or (B) any Related Entity (as hereinafter defined) of the Company or Cloud Peak Energy Resources LLC, (ii) the Company or any of its Related Entities or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined). A “Related Entity” of any Person or corporation shall mean any other corporation or other Person, a majority of the voting power, voting equity securities or equity interests of which is owned, directly or indirectly, by such Person or corporation.

(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board or, following a Merger (as defined below), the board of directors of (i) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”) or (ii) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c) The consummation of:

(i) A merger, consolidation or reorganization with or into the Company, or a direct or indirect subsidiary of the Company, or any other similar transaction in which securities of the Company are issued (a “Merger”), unless the Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger if:

(A) the stockholders of the Company immediately before such Merger own, directly or indirectly, including through one or more subsidiaries or entities, immediately following the Merger at least fifty percent (50%) of the outstanding common stock and the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

(C) no Person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity of the Company, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company, Cloud Peak Energy Resources LLC or any of their respective Related Entities or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Common Stock or Voting Securities, has Beneficial Ownership, directly or indirectly, of thirty percent (30%) or more of the outstanding common stock or the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (unless such sale or disposition is (A) to a Related Entity of the Company, (B) to any subsidiary of the Company or (C) under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger for this purpose).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock or Voting Securities thereby increasing the percentage of the then outstanding Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur unless the Subject Person is a Related Entity of the Company.”

2.             Section 2.23, the definition of “LLC Agreement”, is deleted in its entirety and each successive subsection in Section 2 is renumbered accordingly.

3.             Section 2.39, the definition of “Rio Tinto Member Non-Approval Trigger Date”, is deleted in its entirety and each successive subsection in Section 2 is renumbered accordingly.

*              *              *

Except as expressly amended herein, the Plan remains in full force and effect in accordance with its terms.